                                                                                        Exhibit Exhibit 99.1

Z Trim Holdings Reports Best Three Months of Manufacturing Output in Company History

MUNDELEIN, IL, December 2, 2010/PRNewswire/ -- Z Trim Holdings, Inc. (OTC Pink Sheets: ZTHO – News), manufacturer of multifunctional dietary fiber ingredients for the food industry, today announced that it recorded in the months of September, October and November 2010 its best three months of manufacturing output in its history.  Further, the product produced in this period has all been sold.  “As demand for our products continues to increase, our primary focus continues to be to quickly expand our manufacturing capacity,” said Steve Cohen, Z Trim CEO. “We have plans to more than double our current capacity in our present facility, while simultaneously looking for the right contract manufacturer to increase our capacity more than tenfold.”

ABOUT Z TRIM®

Z Trim Holdings, Incorporated, http://www.ztrim.com, deploys technology, formulation, and product performance solutions built around cutting edge multifunctional dietary fibers for both domestic and international food markets. Made from either corn bran or oat hulls, Z Trim® fiber ingredients contribute multifunctional attributes for food product design and processing, including moisture management, texture and appearance quality, fat and calorie reduction, clean labeling, and cost-control.  Z Trim® can provide enhanced eating quality, outstanding product performance, and frequently, improved nutritional profiles in meats, sauces, dressings, microwaveable hand-held snacks, baked goods, fillings, toppings, prepared meals, ice cream, cream cheese, dips, and many other food products.

Forward-Looking Statements and Risk Factors

Certain statements in this press release are "forward−looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Z Trim Holdings to be materially different from any future results, performance or achievements expressed or implied by these forward−looking statements. Other factors, which could materially affect such forward−looking statements, can be found in our filings with the Securities and Exchange Commission at www.sec.gov, including risk factors relating to our history of operating losses, that our auditors have expressed substantial doubt regarding our ability to continue as a going concern, the fact that we may dilute existing shareholders through additional stock issuances, and our reliance on our intellectual property. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward−looking statements and are cautioned not to place undue reliance on such forward−looking statements. The forward−looking statements made herein are only made as of the date of this press release and we undertake no obligation to publicly update such forward−looking statements to reflect subsequent events or circumstances.

Contacts:

Media:	Investors:
Angela Strickland	Thomas Wagner
(847) 549-6002	Legend Securities, Inc.
mediarelations@ztrim.com	718-233-2627

John Columbia
Legend Securities, Inc.
718-233-2677